UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Duratek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF TALKING POINTS USED BY REGISTRANT DURING CUSTOMER CALLS REGARDING THE PROPOSED TRANSACTION.

Talking Points — Customer Calls

•                  This morning, Duratek announced it has agreed to be acquired by EnergySolutions, a newly combined group of companies that is bringing together a broad array of technologies and resources to serve the nuclear industry.

•                  This is obviously big news for Duratek and its investors.  But more important, we believe it is very good news for the customers served by Duratek and EnergySolutions.

•                  EnergySolutions was recently formed to focus on solving the most difficult nuclear materials management and waste disposition challenges of government and commercial customers.

•                  This new combination of companies unites the strong capabilities and operations of BNG America, Envirocare of Utah, and Scientech D&D.  With the addition of Duratek, EnergySolutions will become a leading, international service supplier with the breadth and depth of resources to meet customers’ needs across the nuclear fuel cycle, from nuclear facility operations to ultimate decommissioning and disposal, for Federal and commercial customers nationwide.

•                  We are very excited by the prospect of becoming an integral part of a team that will be made up of some 2,000 highly experienced people focused on creating innovative solutions for government and industry, in the U.S. and around the world.

•                  Why did Duratek agree to become part of EnergySolutions?

•                  For more than 20 years, Duratek has strived to be a leader in helping our customers in government and the commercial nuclear industry protect people, communities and the environment.

•                  We have achieved our leadership position by combining our proven technologies and services capabilities with innovation to provide total solutions to customers’ nuclear materials management and radioactive waste disposition needs.

•                  The acquisition of Duratek by EnergySolutions not only is in the best interest of our shareholders — it enables Duratek to provide better support to our customers and improves our ability to invest aggressively in new technologies and capabilities.

•                  The combination of Duratek with EnergySolutions should also foster efficiencies that will create a very competitive, independent, domestic supplier to the Federal and commercial nuclear sectors.

•                  Today is a big day for Duratek, but it is just the first step in the process of bringing our people and operations together with EnergySolutions to bring you better solutions.

•                  Duratek expects to submit the merger to stockholders for their consideration during the second quarter of 2006 and to close the merger promptly following receipt of stockholder and regulatory approval.

•                  Until the date of closing, Duratek will continue to operate as a publicly traded company fully independent of EnergySolutions.

•                  Therefore, the specifics of how Duratek’s operations will be merged into EnergySolutions remain to be determined.

•                  We can assure you, however, that EnergySolutions sought Duratek for its people, values and track record of delivering innovation and results for our customers and partners.  We expect to be a very important part of this new company.

•                  In the meantime, it’s business as usual.  All of your contacts with Duratek remain the same, and our team is totally focused on serving your needs and meeting our commitments in the weeks and months ahead.

•                  We and EnergySolutions intend to make this a very smooth transition for our customers.

•                  We appreciate your business, and we will keep you posted on additional developments as they occur.

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Important Additional Information and Where to Find It

                                                Duratek will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed business combination referred to in the foregoing information.  Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information.  A definitive proxy statement will be sent to Duratek’s stockholders seeking their approval of the transaction.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Duratek with the Commission at the Commission’s website at www.sec.gov, or by directing a request to: Diane Brown, Corporate Secretary, Duratek Inc., 10100 Old Columbia Road, Columbia, Maryland 21046.

Duratek and its directors and executive officers may be considered participants in the solicitation of proxies from Duratek’s stockholders in connection with the proposed transaction.  Information about the directors and executive officers of Duratek and their ownership of Duratek stock is set forth in the proxy statement for Duratek’s 2005 annual meeting of stockholders.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.